Exhibit 99.1

Strayer Education Inc. Announces Acquisition of the Jack Welch Management Institute

HERNDON, Va.--(BUSINESS WIRE)--November 11, 2011--Strayer Education, Inc. today announced that it has agreed to acquire the Jack Welch Management Institute (JWMI), an online leadership education program that offers a differentiated executive MBA degree and executive certificates.

With the acquisition of JWMI, Strayer University will further its commitment of providing a high-quality online educational experience by offering students and corporations the opportunity to learn real-world business lessons from Jack Welch, the highly regarded former Chairman and CEO of General Electric.

“We are delighted to offer JWMI programs at Strayer University,” said Robert S. Silberman, Chairman and CEO of Strayer Education. “With this acquisition, we will offer students an executive MBA program that combines a first-rate business education with the highest level of academic quality and rigor. Jack’s experience and success in the business world serves as a solid foundation for the executive MBA program and will expand our corporate training offerings.”

Mr. Welch, a lifelong educator, built the GE Management Institute into one of the country’s premiere corporate universities. Following his retirement from GE, Mr. Welch continued teaching business at MIT’s Sloan School of Management and in numerous other academic settings. In 2000, he was named “Manager of the Century” by Fortune Magazine.

“Our vision has always been to build JWMI into the number one online business school in the world,” said Mr. Welch. “Combining with Strayer University gives the Institute the educational foundation, the reach, and resources to achieve this vision.”

JWMI was founded by Mr. Welch and launched in 2009 as part of Chancellor University. Strayer Education entered into a definitive agreement with Chancellor University and S & J Welch, LLC to acquire the assets associated with JWMI at Chancellor University. The transaction is expected to close before the end of 2011 subject to regulatory approvals.

About Strayer Education, Inc.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer’s mission is to make higher education achievable for working adults in today’s economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health services administration, public administration, and criminal justice to working adult students at 92 campuses in 22 states and Washington, D.C. and worldwide via the Internet. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com , for Strayer University visit www.strayer.edu, and for JWMI, please visit www.jwmi.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words. The statements are based on the Company’s current expectations and are subject to a number of assumptions, uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company’s actual results to differ materially from those expressed in or implied by such statements. The assumptions, uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements, rulemaking by the Department of Education and increased focus by the U. S. Congress on for-profit education institutions, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, risks associated with the ability of our students to finance their education in a timely manner, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in its subsequent filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

CONTACT:
Strayer Education, Inc.
Mark C. Brown, Executive Vice President and
Chief Financial Officer
703-247-2514
or
Sonya Udler, Senior Vice President,
Corporate Communications
703-247-2517
sonya.udler@strayer.edu